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                                                                       Exhibit 3


                             JOINT FILING AGREEMENT

     Joint Filing Agreement, dated as of October 26, 1998, by and among Mellon Ventures, L.P., MVMA, L.P. and MVMA, Inc.

     Each of the parties hereto hereby agrees that it shall jointly file a
Schedule 13D with the other parties hereto in respect of the transactions contemplated by the Securities Purchase Agreement, dated as of October 16, 1998, by and among, Mellon Ventures, L.P., Morse Partners Ltd. and Canisco Resources, Inc.

                                               MELLON VENTURES, L.P.

                                               /s/ Ronald J. Coombs
                                               _____________________


                                               MVMA, L.P.

                                               /s/ Ronald J. Coombs
                                               _____________________

                                               MVMA, Inc.

                                               /s/ Ronald J. Coombs
                                               _____________________